January 26, 1996


Conestoga Family of Funds
680 East Swedesford Road
Wayne, Pennsylvania 19087-1658


Re:      Shares of Common Stock ("Shares") of CoreFunds, Inc.


Ladies and Gentlemen:


We refer to the Registration Statement on Form N-14 (SEC File No. 33-65503) (the "Registration Statement") of CoreFunds, Inc. ("CoreFunds") relating to the registration of shares of common stock of CoreFunds, Inc. ("CoreFunds") in connection with the reorganization of CoreFunds with the Conestoga Family of Funds ("Conestoga")(the "Reorganization").

We have been requested to furnish this opinion as Exhibit 11 to the Registration Statement.

We have acted as legal counsel to CoreFunds and each of the Portfolios in connection with the Reorganization. As such, and for the purpose of rendering this opinion, we have examined CoreFunds' Articles of Incorporation, By-Laws, resolutions adopted by its Board of Directors and such other records, documents, instruments, and certificates of public officials as we have deemed appropriate. Moreover, we have also made such inquiries of CoreFunds, and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. At all times relevant herein, CoreFunds was authorized to issue 20,000,000,000 Shares.

Based upon and subject to the foregoing, we are of the opinion that:

                  The issuance and sale of the Shares by CoreFunds in connection with the Reorganization has been duly and validly

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January 26, 1996
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         authorized by all appropriate action and, upon delivery thereof and payment therefor in accordance and in connection with the Reorganization, such Shares will be duly authorized, validly issued, fully paid and nonassessable by CoreFunds.

We have not reviewed the securities laws of any state or territory in connection with the proposed offering of Shares and we express no opinion as to the legality of any offer of sale of Shares under any such state or territorial securities laws.

This opinion is intended only for your use with respect to the issuance of Shares in connection with the Reorganization and may not be relied upon by any other person.

We hereby consent to the inclusion of this opinion as an exhibit to CoreFunds' Registration Statement to be filed with the Securities and Exchange Commission.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP


PH02/101720.1


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